Exhibit 10.2


THIRD AMENDMENT TO MARKETING AGREEMENT

         This Third Amendment to Marketing Agreement ("Amendment") dated January 1, 2001, is made and entered into by and between Charles Schwab & Co., Inc., a California corporation, ("Schwab") and E-LOAN, Inc., a Delaware corporation ("E-LOAN"), and is effective as of April 25, 2000.

         WHEREAS, Schwab and E-LOAN have entered into a Marketing Agreement (the "Agreement") dated April 25, 2000;

         WHEREAS, the parties have amended certain Sections of the Agreement, as set forth in the First Amendment to Marketing Agreement dated July 10, 2000 and the Second Amendment to Marketing Agreement dated September 30, 2000;

         WHEREAS, Schwab and E-LOAN have a mutual desire to further amend the Agreement as set forth in this Amendment.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Section 8.1 of the Agreement is hereby amended to read as follows:

                           8.1 MARKETING FEE. In addition to the Warrant
                  being provided by E-Loan to Schwab pursuant to section 8.2, E-Loan shall pay the following to Schwab for its marketing services provided pursuant to the Agreement:

                           For the period between June 1, 2000 and the first
                  anniversary of the Agreement, the sum [*] Dollars ($[*]) payable in 12 equal monthly installments commencing on the Launch date and on the first day of each succeeding month;

                           For the period between June 1, 2001 and the second
                  anniversary of the Agreement, the sum of [*] Dollars ($[*]) payable in 12 equal monthly installments commencing on the first anniversary of the Launch Date and on the first day of each succeeding month;

                           For the period between June 1, 2002 and the third
                  anniversary of the Agreement, the sum of [*] Dollars ($[*]) payable in 12 equal monthly installments commending on the second anniversary of the Launch Date and on the first day of each succeeding month; and

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                           For the period between June 1, 2003 and the end of
                  the term of this Agreement, the sum of [*] Dollars ($[*]) payable in 12 equal monthly installments commencing on third anniversary of the Launch Date and on the first day of each succeeding month.

         2. Except for the changes set forth in this Amendment, the Agreement as previously amended shall remain unchanged in all respects, and shall remain in full force and effect in accordance with its terms.

E-LOAN, INC.                                CHARLES SCHWAB & CO., INC.

By:  /s/ Joseph J. Kennedy                  By:  /s/ Susanne D. Lyons
     -----------------------------------         -------------------------------

Name:  Joseph J. Kennedy                    Name:  Susanne D. Lyons
       ---------------------------------           -----------------------------

Title:  President                           Title:  EVP, Chief Marketing Officer
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